                                                                  EXECUTION COPY




================================================================================



                              SECURITY AGREEMENT


                                    made by


                           FEDERAL-MOGUL CORPORATION


                        and certain of its Subsidiaries


                                  in favor of


                           WILMINGTON TRUST COMPANY

                    not individually but solely as Trustee


                         Dated as of December 29, 2000


================================================================================

                               Table of Contents

                                                                                        Page
                                                                                        ----
Section 1.  DEFINED TERMS..............................................................    4
----------  -------------
      1.1   Definitions................................................................    4
      ---   -----------
      1.2   Other Definitional Provisions..............................................   11
      ---   -----------------------------

Section 2.  GRANTS OF SECURITY INTERESTS...............................................   11
----------  ----------------------------
      2.1   Grants of Security Interests...............................................   11
      ---   ----------------------------
      2.2   Limitation.................................................................   12
      ---   ----------
      2.3   Separate Security Interests................................................   12
      ---   ---------------------------

Section 3.  REPRESENTATIONS AND WARRANTIES.............................................   12
----------  ------------------------------
      3.1   Representations in the Credit Agreement....................................   12
      ---   ---------------------------------------
      3.2   Title; No Other Liens......................................................   12
      ---   ---------------------
      3.3   Perfected First and Second Priority Liens..................................   12
      ---   -----------------------------------------
      3.4   Jurisdiction of Organization; Chief Executive Office.......................   13
      ---   ----------------------------------------------------
      3.5   Inventory and Equipment....................................................   13
      ---   -----------------------
      3.6   Farm Products..............................................................   13
      ---   -------------
      3.7   Investment Property........................................................   13
      ---   -------------------
      3.8   Intellectual Property......................................................   13
      ---   ---------------------

Section 4.  COVENANTS..................................................................   14
----------  ---------
      4.1   Covenants in the Credit Agreement..........................................   14
      ---   ---------------------------------
      4.2   Delivery of Instruments, Certificated Securities and Chattel Paper.........   14
      ---   ------------------------------------------------------------------
      4.3   Maintenance of Insurance...................................................   14
      ---   ------------------------
      4.4   Payment of Obligations.....................................................   14
      ---   ----------------------
      4.5   Maintenance of Perfected Security Interests; Further Documentation.........   14
      ---   ------------------------------------------------------------------
      4.6   Changes in Locations, Name, etc............................................   15
      ---   -------------------------------
      4.7   Notices....................................................................   15
      ---   -------
      4.8   Investment Property........................................................   15
      ---   -------------------
      4.9   Intellectual Property......................................................   16
      ---   ---------------------

Section 5.  REMEDIAL PROVISIONS........................................................   17
----------  -------------------
      5.1   Investment Property........................................................   17
      ---   -------------------
      5.2   Proceeds to be Turned Over To Trustee......................................   18
      ---   -------------------------------------
      5.3   Application of Proceeds....................................................   18
      ---   -----------------------
      5.4   Code and Other Remedies....................................................   18
      ---   -----------------------
      5.5   Registration Rights........................................................   19
      ---   -------------------
      5.6   Waiver; Deficiency.........................................................   20
      ---   ------------------
      5.7   Certain Matters Relating to Receivables....................................   20
      ---   ---------------------------------------
      5.8   Automatic Release of Liens:  Limitation on Actions.........................   20
      ---   ---------------------------------------------------

Section 6.  THE TRUSTEE................................................................   22
----------  -----------
      6.1   Trustee's Appointment as Attorney-in-Fact, etc.............................   22
      ---   -----------------------------------------------
      6.2   Duty of Trustee............................................................   23
      ---   ---------------
      6.3   Execution of Financing Statements..........................................   23
      ---   ---------------------------------
      6.4   Authority of Trustee.......................................................   23
      ---   --------------------

Section 7.  MISCELLANEOUS..............................................................  24
----------  -------------
      7.1   Amendments in Writing......................................................  24
      ---   ---------------------
      7.2   Notices....................................................................  24
      ---   -------
      7.3   No Waiver by Course of Conduct; Cumulative Remedies........................  24
      ---   ---------------------------------------------------
      7.4   Enforcement Expenses; Indemnification......................................  24
      ---   -------------------------------------
      7.5   Successors and Assigns.....................................................  25
      ---   ----------------------
      7.6   Counterparts...............................................................  25
      ---   ------------
      7.7   Severability...............................................................  25
      ---   ------------
      7.8   Section Headings...........................................................  25
      ---   ----------------
      7.9   Integration................................................................  25
      ---   -----------
      7.10  GOVERNING LAW..............................................................  25
      ----  -------------
      7.11  Submission To Jurisdiction; Waivers........................................  25
      ----  -----------------------------------
      7.12  Acknowledgements...........................................................  26
      ----  ----------------
      7.13  Additional Grantors........................................................  26
      ----  -------------------
      7.14  Releases...................................................................  26
      ----  --------
      7.15  WAIVER OF JURY TRIAL.......................................................  27
      ----  --------------------

SCHEDULES AND ANNEX
-------------------

Schedule 1     Notice Addresses
Schedule 2     [Reserved]
Schedule 3     Perfection Matters
Schedule 4     Jurisdictions of Organization and Chief Executive Offices
Schedule 5     Inventory and Equipment Locations
Schedule 6     Intellectual Property

Annex I        Assumption Agreement

                              SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of December 29, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of WILMINGTON TRUST
                                --------
COMPANY, not individually but solely as Trustee (in such capacity, the

"Trustee") under the Trust Agreement, dated as of December 29, 2000 (as amended,
 -------
supplemented or otherwise modified from time to time, the "New Trust
                                                           ---------
Agreement"), among Federal-Mogul Corporation, a Michigan corporation (the
---------
"Company"), the Subsidiaries of the Company parties thereto and the Trustee.
 -------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company is a party to the Third Amended and Restated Credit Agreement, dated as of February 24, 1999 (as amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"), among
                                           -------------------------
the Company, each Foreign Subsidiary Borrower (such term and other capitalized terms used in these recitals being used as defined in Section 1 hereof) party thereto, the banks and other financial institutions from time to time party thereto as lenders and The Chase Manhattan Bank, as Administrative Agent;

          WHEREAS, pursuant to the Fourth Amended and Restated Credit Agreement, dated as of December 29, 2000 (as amended, modified, supplemented, extended or renewed from time to time, including pursuant to any amendment and restatement thereof, the "Credit Agreement"), among the Company, each Foreign Subsidiary
              ----------------
Borrower party thereto, the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent, the Existing Credit Agreement is being amended and restated in its entirety, and the Lenders have agreed to make further extensions of credit to the Borrowers thereunder;

          WHEREAS, certain of the Grantors are Surety Bond Account Parties, for the account of which Surety Parties have issued Surety Bonds;

          WHEREAS, certain of the Grantors may enter into Hedge Agreements with Lenders and Lender Affiliates, and certain of the Grantors may incur Cash Management Obligations to Lenders and Lender Affiliates;

          WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Existing Credit Agreement and the extensions of credit to be made under the Credit Agreement have been or will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, the extension of the expiry dates of the Surety Bonds and the extensions of credit by Lenders and Lender Affiliates in respect of Hedge Agreements and Cash Management Obligations;

          WHEREAS, each Grantor other than the Company is a party to the Domestic Subsidiary Guarantee pursuant to which such Grantor has guaranteed the Borrowers' obligations under the Loan Documents;

          WHEREAS, each Grantor is a party to one or more Surety Bond Guarantees, pursuant to which such Grantor has guaranteed obligations of one or more Surety Bond Account Parties under Surety Bond Documents; and

          WHEREAS, it is a condition precedent to (a) the obligation of the Lenders to agree to amend and restate the Existing Credit Agreement and to make further extensions of credit to the Borrowers under the Credit Agreement, (b) the obligations of the Surety Parties to extend the expiry date of the Surety Bonds and (c) the willingness of Lenders and Lender Affiliates to enter into Hedge Agreements and to permit Cash Management Obligations to be created, in each case, that the Grantors shall have executed and delivered this Agreement to the Trustee for the benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement, to induce the Surety Parties to extend the expiry dates of the Surety Bonds and to induce Lenders and Lender Affiliates to enter into Hedge Agreements and to permit Cash Management Obligations to be created, each Grantor hereby agrees with the Trustee, for the benefit of the Secured Parties as follows:

                           SECTION 1.  DEFINED TERMS

       1.1  Definitions.  (a)  Unless otherwise defined herein, terms defined in
       ----------------
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

       (b) The following terms shall have the following meanings:

               "Aggregate Unpaids":  as defined in the Purchase Agreement.
                -----------------

               "Agreement":  this Security Agreement, as the same may be
                ---------
amended, supplemented or otherwise modified from time to time.

               "Blue Ridge":  Blue Ridge Asset Funding Corporation.
                ----------

               "Blue Ridge Agent":  Wachovia Bank, N.A. and its successors and
                ----------------
assigns.

               "Cash Management Obligations": all obligations and liabilities of
                ---------------------------
the Company and its Subsidiaries (whether directly or as a guarantor) owed to any Lender, any Lender Affiliate or the Administrative Agent arising under or in connection with treasury, depositary and cash management services or arrangements or in connection with any automated clearinghouse transfer of funds services or arrangements.

               "Collateral":  with respect to each Grantor, all of the following
                ----------
in which such Grantor now has or may hereafter acquire any right, title or interest: all Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, all other personal property, whether tangible or intangible, not described above in this definition, all books and records pertaining to any of the foregoing and, to the extent not otherwise included in the foregoing, all Proceeds and products of any and all of the foregoing and all collateral, guarantees and other supporting obligations given by any Person with respect to any of the foregoing; provided, that Collateral
                                                    --------
shall in any event not include (i) any assets in which a security interest exists at any time under any Pledge Agreement or (ii) any Excluded Assets.

          "Contract": with respect to any Excluded Receivable, any and all
           --------
instruments, bills of lading, invoices or other writings which evidence such Excluded Receivable or the goods underlying such Excluded Receivable and all other agreements pursuant to which goods or services are ordered from or provided by the applicable Originator.

          "Copyright Licenses":  any written agreement naming any Grantor as
           ------------------
licensor or licensee (including, without limitation, those listed in Schedule
                                                                     --------
6), granting any right under any Copyright, including, without limitation, the
-
grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights":  (i) all copyrights arising under the laws of the United
           ----------
States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations
                                                ----------
and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Credit Agreement Obligations":  the collective reference to (a) the
           ----------------------------
unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans outstanding thereunder and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, any Notes, any Letter of Credit or any other Loan Document or any other document made, delivered or given in connection therewith,
(b) all obligations and liabilities of the Company or any of its Subsidiaries to any Lender or Lender Affiliate (including, without limitation, interest accruing at the then applicable rate provided in any Secured Hedge Agreement after the maturity of any amount payable thereunder and interest accruing at the then applicable rate provided in any Secured Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Hedge Agreement or any document made, delivered or given in connection therewith, and (c) all Cash Management Obligations, in each case whether the obligations and liabilities described in any of the foregoing clauses (a), (b) or (c) are on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders or Lender Affiliates that are required to be paid by the Company or any of its Subsidiaries pursuant to the terms of any of the foregoing agreements).

          "Deposit Account":  as defined in the Uniform Commercial Code of any
           ---------------
applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Excluded Assets":  collectively (a) any contract, General Intangible,
           ---------------
Copyright License, Patent License or Trademark License ("Intangible Assets"), in
                                                         -----------------
each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such Intangible Asset (i) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party, if such consent has not been obtained; provided, that any Receivable or
                                              --------
any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; (b) all Securitization Assets; (c) all Deposit Accounts; (d) all Vehicles; (e) all Capital Stock and Intellectual Property of any Excluded Joint Venture; and (f) all Proceeds and products of any of the foregoing.

          "Excluded Receivables": all U.S. dollar-denominated and all Canadian
           --------------------
dollar-denominated accounts receivable shown on the records of an Originator as of the date hereof, and from time to time thereafter, arising from the sale of merchandise rendered by an Originator in the ordinary course of business.

          "Existing Accounts Receivable Financing Program":  the collective
           ----------------------------------------------
reference to (i) the Purchase Agreement; (ii) the Fourth Amended and Restated Receivables Sale and Contribution Agreement dated as of June 26, 2000, between the Receivables Subsidiary, as the purchaser, and the Company, as the seller;
(iii) the First Amended and Restated Receivables Purchase Agreement dated as of June 26, 2000, among the Company, as the purchaser, and certain of its Affiliates, each as a seller; and (iv) all other documents entered into in connection with any of the foregoing, as each of the foregoing are amended, restated, supplemented, renewed, refinanced or otherwise modified from time to time.

          "Existing Credit Agreement":  as defined in the recitals hereto.
           -------------------------

          "Falcon":  Falcon Asset Securitization Corporation.
           ------

          "Falcon Agent":  Bank One, NA and its successors and assigns.
           ------------

          "First Priority Interests":  as defined in Section 2.1(a).
           ------------------------

          "First Priority Secured Obligations":  without duplication, (a) with
           ----------------------------------
respect to the Company, all Credit Agreement Obligations owing (i) under the Credit Agreement and the other Loan Documents to the Lenders in respect of the New Money Facilities in an aggregate principal amount not exceeding $375,000,000 and (ii) to any Lender, or any Lender Affiliate, in respect of any Specified Hedge Agreement; provided, that the maximum amount of First Priority Secured
                 --------
Obligations relating to any Specified Hedge Agreement shall not exceed the Hedge Agreement Cap Amount relating to such Specified Hedge Agreement and (b) with respect to each Subsidiary Grantor, such Grantor's Guarantor Credit Agreement Obligations owing (i) under the Subsidiary Guarantee and the other Loan Documents to the Lenders in respect of the New Money Facilities in an aggregate principal amount not exceeding $375,000,000 and (ii) to any Lender, or any Lender Affiliate, in respect of any Specified Hedge Agreement; provided, that
                                                               --------
the maximum amount of First Priority Secured Obligations relating to any Specified Hedge Agreement shall not exceed the Hedge Agreement Cap Amount relating to such Specified Hedge Agreement.

          "General Intangibles":  all "general intangibles" as such term is
           -------------------
defined in Article 9 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

          "Guarantor Credit Agreement Obligations":  with respect to any
           --------------------------------------
Subsidiary Grantor, all obligations and liabilities of such Grantor which may arise under or in connection with the Subsidiary Guarantee or any other Loan Document to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by such Grantor pursuant to the terms of any Loan Document).

          "Guarantor Surety Bond Obligations":  with respect to any Grantor, all
           ---------------------------------
obligations and liabilities of such Grantor which may arise under or in connection with any Surety Bond Guarantee to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Surety Party that are required to be paid by such Grantor pursuant to the terms of any Surety Bond Document).

          "Hedge Agreement Basket Amount":  initially, $5,000,000, as such
           -----------------------------
amount may be increased pursuant to Section 15.19 of the Credit Agreement.

          "Hedge Agreement Cap Amount":  in respect of any Specified Hedge
           --------------------------
Agreement, an amount equal to the amount of the Hedge Agreement Basket Amount allocated to such Specified Hedge Agreement in the manner provided in Section
15.19 of the Credit Agreement.

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property arising under the laws of the United States, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Investment Property": all "investment property" as such term is
           -------------------
defined in Article 9 of the New York UCC (other than any investment property in which a security interest exists under any Pledge Agreement).

          "Issuers":  the collective reference to each issuer of any Investment
           -------
Property.

          "New Money Facilities":  the collective reference to the Supplemental
           --------------------
Revolving Credit Facility and the Tranche C Term Loans.

          "New Trust Agreement":  as defined in the preamble hereto.
           -------------------

          "New York UCC":  the Uniform Commercial Code as from time to time in
           ------------
effect in the State of New York.

          "1994 Indenture":  the Indenture, dated as of August 12, 1994, between
           --------------
the Company and U.S. Bank Trust National Association, as successor to Continental Bank, as trustee, as amended, supplemented or otherwise modified from time to time.

          "1998 Supplemental Indenture":  the First Supplemental Indenture,
           ---------------------------
dated June 30, 1998, to the Indenture, dated as of June 29, 1998, among the Company, certain of its subsidiaries, and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

          "1999 Indenture":  the Indenture, dated as of January 20, 1999, among
           --------------
the Company, certain of its subsidiaries, and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

          "Notice of Acceleration":  as defined in the New Trust Agreement.
           ----------------------

          "Originator": each of (a) the Company, (b) Federal-Mogul Canada Ltd.,
           ----------
(c) Federal-Mogul Piston Rings, Inc., (d) Federal-Mogul Flowery Branch, LLC, (e) Federal-Mogul Powertrain Inc., (f) Federal-Mogul Sealing Systems, Inc., (g) Federal-Mogul Carolina, Inc., (h) Federal-Mogul South Bend, Inc., (i) Federal-Mogul LaGrange, Inc., (j) Federal-Mogul Sintered Products, Inc., (k) Federal-Mogul Sintered Products-Waupun, Inc., (l) Federal-Mogul Engineered Bearings, Inc., (m) Federal-Mogul Camshafts, Inc., (n) Federal-Mogul Aviation, Inc., (o) Federal-Mogul Ignition Company, (p) Federal-Mogul Products, Inc., (q) Federal-Mogul Systems Protection Group, Inc. and (r) each other Subsidiary of the Company which may from time to time hereafter be added as an originator under and pursuant to the terms of the Existing Accounts Receivable Financing Program.

          "Other Collateral":  all Collateral other than Restricted Collateral.
           ----------------

          "Other Secured Obligations":  all Secured Obligations other than First
           -------------------------
Priority Secured Obligations.

          "Patent License":  all agreements, whether written or oral, providing
           --------------
for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.
                                                ----------

          "Patents":  (i) all letters patent of the United States, all reissues
           -------
and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all
                                                ----------
applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain
                                    ----------
any reissues or extensions of the foregoing.

          "Pledge Agreements":  as defined in the Credit Agreement.
           -----------------

          "Proceeds":  all "proceeds" as such term is defined in Article 9 of
           --------
the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Purchase Agreement":  the Fifth Amended and Restated Receivable
           ------------------
Interest Purchase Agreement, dated as of December 27, 2000, among the Receivables Subsidiary, as the seller, the Company, as the servicer, Blue Ridge and Falcon, as purchasers, the financial institutions from time to time party thereto, as investors, Bank One, NA, as the administrative agent and as agent for Falcon, and Wachovia Bank, N.A., as agent for Blue Ridge, as amended, modified, supplemented or amended and restated from time to time.

          "Receivable":  any right to payment for goods sold or leased or for
           ----------
services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Related Security": with respect to any Excluded Receivable, (i) all
           ----------------
of each Grantor's interest, if any, in any goods the sale of which gave rise to such Excluded Receivable; (ii) all other security interests or liens and property subject thereto from time to time, purporting to secure payment of such Excluded Receivable, whether pursuant to the Contract related to such Excluded Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Excluded Receivable; (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Excluded Receivable whether pursuant to the Contract related to such Excluded Receivable or otherwise; (iv) all of each Grantor's right, title and interest in, to and under the Contract executed in connection with such Excluded Receivable or otherwise for the benefit of any Grantor; (v) Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Excluded Receivable, any of the items described in this definition with respect to such Excluded Receivable or any Person obligated to make payments pursuant to the Contract related to such Excluded Receivable; and (vi) all proceeds of the foregoing.

          "Restricted Collateral":  all Collateral constituting "any Principal
           ---------------------
Property owned by the Company or any Restricted Subsidiary or shares of capital stock or evidence of Indebtedness of any Restricted Subsidiary" within the meaning of (i) Section 10.9 of the 1994 Indenture, (ii) Section 3.8 of the 1999 Indenture or (iii) Section 3.1 of the 1998 Supplemental Indenture.

          "Restricted Collateral Secured Obligations":  at any time, Secured
           -----------------------------------------
Obligations that may be secured by the Restricted Collateral without creating a requirement pursuant to Section 10.9 of the 1994 Indenture, Section 3.1 of the 1998 Supplemental Indenture or Section 3.8 of the 1999 Indenture to cause the securities outstanding under any such Indenture to be equally and ratably secured by such Restricted Collateral.

          "Second Priority Interests":  as defined in Section 2.1(d).
           -------------------------

          "Secured Hedge Agreements":  the collective reference to (a) the
           ------------------------
Specified Hedge Agreements and (b) any Hedge Agreements outstanding on the date hereof and listed on Schedule X to the Credit Agreement.

          "Secured Obligations":  (a) with respect to the Company, the
           -------------------
collective reference to (i) the Credit Agreement Obligations, (ii) its Surety Bond Obligations, and (iii) the Trustee Fees (as defined in the New Trust Agreement); and (b) with respect to each Subsidiary Grantor, the collective reference to (i) such Grantor's Guarantor Credit Agreement Obligations, (ii) such Grantor's Guarantor Surety Bond Obligations, (iii) such Grantor's Surety Bond Obligations and (iv) the Trustee Fees (as defined in the New Trust Agreement).

          "Secured Parties":  collectively (i) the Surety Parties, (ii) the
           ---------------
Lenders (including Lender Affiliates, to the extent such Lender Affiliates hold Secured Obligations) and the Administrative Agent and (iii) the Trustee.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Securitization Assets": (i) all Securitized Receivables; (ii) all
           ---------------------
Related Security with respect to all Securitized Receivables; (iii) all cash collections and other cash proceeds of Securitized Receivables, including, without limitation, cash proceeds of all Related Security with respect to all Securitized Receivables; (iv) each concentration account, depositary account, lock-box account or similar account in which any cash collections or cash proceeds described in the preceding clause (iii) are collected or deposited and all balances, checks, money orders and other instruments from time to time therein; (v) all documentation evidencing the Existing Accounts Receivable Financing Program.

          "Securitized Receivables": all Excluded Receivables that have been
           -----------------------
sold, transferred or assigned to Federal-Mogul Funding Corporation pursuant to the Existing Accounts Receivable Financing Program (or any replacement thereof permitted by the Credit Agreement).

          "Specified Hedge Agreement":  any Hedge Agreement that (i) is entered
           -------------------------
into after the Trust Effective Date by the Company or any Domestic Subsidiary of the Company with any Lender or any Lender Affiliate and (ii) is designated as a Specified Hedge Agreement in the manner provided in Section 15.19 of the Credit Agreement.

          "Subsidiary Grantors":  the collective reference to each Grantor other
           -------------------
than the Company.

          "Surety Bond":  each of the Surety Bonds described on Schedule IX to
           -----------
the Credit Agreement and any amendment or replacement of any thereof that does not increase the amount, or shorten the maturity, of any thereof.

          "Surety Bond Account Party":  in respect of each Surety Bond, the
           -------------------------
Company or its Subsidiary or Subsidiaries for the account of which such Surety Bond was issued, as specified on Schedule IX to the Credit Agreement.

          "Surety Bond Documents":  in respect of each Surety Bond, (i) such
           ---------------------
Surety Bond and the related Contract of Indemnity, as any of the foregoing may be amended or replaced, provided, that such amendment or replacement does not
                        --------
increase the amount of any Surety Bond or shorten the maturity thereof and (ii) any Surety Bond Guarantee related to such Surety Bond.

          "Surety Bond Guarantee":  any guarantee or contract of indemnity
           ---------------------
executed and delivered by any Grantor to any Surety Party with respect to obligations owing by the Company or any Subsidiary in respect of any Surety Bond, including, without limitation, the Contracts of Indemnity dated December 29, 2000, as the same may from time to time be amended, modified, supplemented, extended or renewed.

          "Surety Bond Obligations":  in respect of any Surety Bond, (i) the
           -----------------------
obligation of the Surety Bond Account Party for the account of which such Surety Bond was issued to reimburse the Surety Party which issued such Surety Bond for any payments made by such Surety Party from time to time under such Surety Bond, together with any interest, fees, indemnities or other amounts payable by such Surety Bond Account Party pursuant to the terms of the Surety Bond Documents relating to such Surety Bond (including, without limitation, to the extent provided by such Surety Bond Documents, interest accruing at the then applicable rate provided in such Surety Bond Documents after the maturity of such reimbursement obligations and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Surety Bond Account Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (ii) any Guarantor Surety Bond Obligations with respect to such Surety Bond.

          "Surety Party":  in respect of each Surety Bond, the entity which
           ------------
issued such Surety Bond, as specified on Schedule IX to the Credit Agreement and any Person issuing any replacement of such Surety Bond that does not increase the amount, or shorten the maturity, thereof, provided, that the Company shall
                                              --------
have delivered to the Trustee the name of such Person and any other relevant information with respect thereto requested by the Trustee.

          "Trademark License":  any agreement, whether written or oral,
           -----------------
providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.
                                                                   ----------

          "Trademarks":  (i) all trademarks, trade names, corporate names,
           ----------
company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right
                                                ----------
to obtain all renewals thereof.

          "Transaction Documents":  as defined in the Purchase Agreement.
           ---------------------

          "Trust Effective Date":  as defined in the New Trust Agreement.
           --------------------

          "Trust Security Documents":  as defined in the New Trust Agreement.
           ------------------------

          "Vehicles":  all cars, trucks, trailers, construction and earth moving
           --------
equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

    1.2   Other Definitional Provisions.  (a)  The words "hereof," "herein",
          -----------------------------
"hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

    (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

    (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                   SECTION 2.  GRANTS OF SECURITY INTERESTS

    2.1   Grants of Security Interests.  (a)  Subject to Section 2.1(e), each
          ----------------------------
Grantor hereby grants to the Trustee, as security for such Grantor's Secured Obligations in respect of the First Priority Secured Obligations, a first priority security interest (collectively, the "First Priority Interests") in all
                                               ------------------------
right, title and interest of such Grantor in all Collateral, whether now existing or hereafter acquired.

    (b) Subject to Section 2.1(e), each Grantor hereby grants to the Trustee, as security for such Grantor's Other Secured Obligations outstanding on the date hereof (but not incurred on the date hereof), a security interest in all right, title and interest of such Grantor in all Collateral, whether now existing or hereafter acquired.

    (c) Subject to Section 2.1(e), each Grantor hereby grants to the Trustee, as security for such Grantor's Other Secured Obligations incurred on or after the date hereof, a security interest in all right, title and interest of such Grantor in all Collateral, whether now existing or hereafter acquired.

        (d) The security interests granted in Section 2.1(b) and Section 2.1(c) (collectively, the "Second Priority Interests") are junior in priority to the
                    -------------------------
First Priority Interests.

        (e) Anything herein or in any other Loan Document, Surety Bond Documents or Trust Security Documents to the contrary notwithstanding, the security interests granted pursuant to this Section, to the extent such security interests relate to Restricted Collateral, shall secure only Restricted Collateral Secured Obligations.

     2.2       Limitation.  Anything herein or in any other Loan Documents,
     --------------------
Surety Bond Documents, Trust Security Documents or documents relating to Hedge Agreements or Cash Management Obligations to the contrary notwithstanding, the maximum amount of Secured Obligations secured pursuant hereto or pursuant to any other Loan Document, Surety Bond Document or Trust Security Document by the assets owned by any Subsidiary Grantor shall in no event exceed the amount which can be so secured under applicable federal and state laws relating to the insolvency of debtors.

     2.3       Separate Security Interests.  The security interests created
     -------------------------------------
pursuant to each of Section 2.1(a), Section 2.1(b) and Section 2.1(c) are separate and distinct security interests in the Collateral.

                  SECTION 3.  REPRESENTATIONS AND WARRANTIES

               To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, to induce the Surety Parties to extend the expiry date of the Surety Bonds, and to induce the Lenders and Lender Affiliates to enter into Hedge Agreements and to permit Cash Management Obligations to be incurred, each Grantor hereby represents and warrants to the Secured Parties that:

     3.1       Representations in the Credit Agreement.  In the case of each
     -------------------------------------------------
Subsidiary Grantor, the representations and warranties set forth in Article VIII of the Credit Agreement, as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Trustee and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Grantor's knowledge.

     3.2       Title; No Other Liens.  Except for the security interest granted
     -------------------------------
to the Trustee for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns or has rights in each item of its Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

     3.3       Perfected First and Second Priority Liens.  The security
     ---------------------------------------------------
interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and
                               ----------
other documents referred to on said Schedule, have been delivered to the Trustee in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Trustee, for the benefit of the Secured Parties, as collateral security for the relevant Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) (i) in the case of the First Priority Interests, are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law, and (ii) in the case of the Second Priority Interests, are prior to all other Liens on the Collateral in existence on the date hereof except for the First Priority Interests and except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law; provided, that no representations are made with
                                --------
respect to the requirements of any laws of any jurisdiction other than the United States or any State thereof.

     3.4   Jurisdiction of Organization; Chief Executive Office.  On the date
     ----------------------------------------------------------
hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on
Schedule 4.
----------

     3.5   Inventory and Equipment.  On the date hereof, the Inventory and the
     -----------------------------
Equipment owned by each Grantor (other than mobile goods) are kept at the locations specified for such Grantor on Schedule 5.
                                        ----------

     3.6   Farm Products.  None of the Collateral constitutes, or is the
     -------------------
Proceeds of, Farm Products.

     3.7   Investment Property.  Such Grantor is the record and beneficial owner
     -------------------------
of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     3.8   Intellectual Property. (a) Schedule 6 lists all Intellectual Property
     ---------------------------      ----------
consisting of United States Patents, Trademarks and Copyrights, applications for United States Patents, and applications for registration of United States Trademarks and Copyrights, and each Patent License, Trademark License and Copyright License in respect of which the annual license payment is greater than $250,000, in each case owned by such Grantor in its own name (or in the name of a predecessor entity or in a prior name) on the date hereof.

     (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to such Grantor's knowledge does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 6, on the date hereof, none of the
                                ----------
Intellectual Property is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (e) Except for routine Intellectual Property enforcement proceedings conducted in the ordinary course of business, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof
(i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                             SECTION 4.  COVENANTS

          Each Grantor covenants and agrees with the Trustee and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, the Commitments shall have terminated and no Letters of Credit or Surety Bonds remain outstanding:

     4.1  Covenants in the Credit Agreement.  In the case of each Subsidiary
     --------------------------------------
Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

     4.2  Delivery of Instruments, Certificated Securities and Chattel Paper. If
     -----------------------------------------------------------------------
any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

     4.3  Maintenance of Insurance. (a) Such Grantor will maintain, with
     -----------------------------
financially sound and reputable companies, insurance policies of the type described in, and to the extent required by, Section 10.5 of the Credit Agreement.

     (b) The Company shall deliver to the Trustee and the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Company's audited annual financial statements and such supplemental reports with respect thereto as the Trustee may from time to time reasonably request.

     4.4  Payment of Obligations.  Such Grantor will pay and discharge or
     ---------------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     4.5  Maintenance of Perfected Security Interests; Further Documentation.
     -----------------------------------------------------------------------
(a) Such Grantor shall maintain each of the security interests created by this Agreement as perfected security interests having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Trustee and the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Trustee or the Administrative Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Administrative Agent or the Trustee, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent or the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Trustee to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     4.6   Changes in Locations, Name, etc.  Such Grantor will not, except upon
     -------------------------------------
15 days' prior written notice to the Trustee and the Administrative Agent and delivery to the Trustee and the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to
Schedule 5 showing any additional location at which Inventory or Equipment shall
----------
be kept:

     (i) permit any of the Inventory or Equipment included in the Collateral to be kept at a location other than those listed on Schedule 5, except for
                                                      ----------
  Collateral temporarily in transit from one such listed location to another;

     (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.4; or

     (iii) change its name, identity or corporate or other organizational structure to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become misleading.

     4.7   Notices.  Such Grantor will advise the Trustee and the Administrative
     -------------
Agent promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Trustee to exercise any of its remedies hereunder; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.8   Investment Property.  (a)  If such Grantor shall become entitled to
     -------------------------
receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Trustee, hold the same in trust for the Trustee and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by such Grantor to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations of such Grantor. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Trustee, be delivered to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations of such Grantor. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Trustee, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations of such Grantor.

     (b) Without the prior written consent of the Trustee, such Grantor will not
(i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Trustee to sell, assign or transfer any of the Investment Property or Proceeds thereof.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.1(b) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be
                   ------- --------
required of it pursuant to Section 5.1(b) or 5.5 with respect to the Investment Property issued by it.

     4.9   Intellectual Property.  (a) Such Grantor (either itself or through
     ---------------------------
licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use,
(ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material respect.

     (b) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor (either itself or through licensees) will not knowingly (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person if such infringement could reasonably be expected to result in an aggregate liability to the Company and its Subsidiaries of greater than $250,000.

     (e) Such Grantor will notify the Trustee and the Administrative Agent immediately if it knows that any application or registration relating to any Intellectual Property material to the Company and its Subsidiaries, taken as a whole, may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) challenging such Grantor's ownership of, or the validity of, any such Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for a Patent with the United States Patent and Trademark Office, or an application for the registration of any Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, respectively, such Grantor shall report such filing to the Administrative Agent and the Trustee; such report with respect to any such filing in any fiscal quarter shall be delivered to the Administrative Agent and the Trustee within such period of time after the last day of such fiscal quarter as the Credit Agreement shall provide for delivery by the Company to the Lenders of the Company's financial statements for such fiscal quarter. Upon request of the Trustee, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Trustee may request to evidence the Trustee's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property material to the Company and its Subsidiaries, taken as a whole, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property (which may include the grant of a license to such third party).


                        SECTION 5.  REMEDIAL PROVISIONS

     5.1   Investment Property.  (a) Unless a Notice of Acceleration shall be in
     -------------------------
effect and the Trustee shall have given notice to the relevant Grantor of the Trustee's intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Investment Property, paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Trustee's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

     (b) If a Notice of Acceleration shall be in effect and the Trustee shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order specified in the New Trust Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and

(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Trustee of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Trustee in writing that (x) states that a Notice of Acceleration is in effect and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) if a Notice of Acceleration is in effect, pay any dividends or other payments with respect to the Investment Property directly to the Trustee.

     5.2   Proceeds to be Turned Over To Trustee.  If a Notice of Acceleration
     -------------------------------------------
shall be in effect, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Trustee, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Trustee, if required).

     5.3   Application of Proceeds.  All Proceeds of the Collateral received by
     -----------------------------
the Trustee hereunder shall be held and applied in accordance with the New Trust Agreement.

     5.4   Code and Other Remedies. If a Notice of Acceleration is in effect,
     -----------------------------
the Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Grantor's premises or elsewhere. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Secured

Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order specified in the New Trust Agreement, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Article 9 of the New York UCC, need the Trustee account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     5.5   Registration Rights.  (a) If the Trustee shall determine to exercise
     -------------------------
its right to sell any or all of the Investment Property pursuant to Section 5.4, and if in the opinion of the Trustee it is necessary or advisable to have the Investment Property, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to register the Investment Property, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Investment Property, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Trustee may be unable to effect a public sale of any or all the Investment Property, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Investment Property for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Investment Property pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Trustee and the Secured Parties, that the Trustee and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     5.6   Waiver; Deficiency.  Each Grantor waives and agrees not to assert any
     ------------------------
rights or privileges which it may acquire under Article 9 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency.

     5.7   Certain Matters Relating to Receivables. (a) Subject in all cases to
     ---------------------------------------------
Section 5.8:

     (i) The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Trustee may require in connection with such test verifications.

     (ii) Each Grantor is authorized to collect such Grantor's Receivables, subject to the Trustee's direction and control after the occurrence and during the continuance of an Event of Default, and the Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Trustee at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (A) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Trustee if required, in the Collateral Account maintained pursuant to the New Trust Agreement, and
  (B) until so turned over, shall be held by such Grantor in trust for the Trustee and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (iii) At the Trustee's request, each Grantor shall deliver to the Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

     (iv) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Trustee and the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Trustee, into which all Receivables shall be paid and from which all collected funds will be transferred to the Collateral Account maintained pursuant to the Trust Agreement.

           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Trustee nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto.

     5.8   Automatic Release of Liens: Limitation on Actions. Anything herein or
     -------------------------------------------------------
in the New Trust Agreement or any other Security Document to the contrary notwithstanding:

     (i) Simultaneously with any transfer of any Securitized Receivable to the Receivables Subsidiary pursuant to the Existing Accounts Receivable Financing Program, the security interest created by this Agreement in such Securitized Receivable and in any Securitization Assets related thereto shall automatically terminate, without the necessity of any action by the Trustee or any other Person. For the avoidance of doubt, it is understood and agreed that
  (x) pursuant to the terms of the Sale Agreement (as such term is defined in the Purchase Agreement), Federal-Mogul Funding

  Corporation purchases Securitized Receivables from the Company upon the creation of such Securitized Receivables and (y) in no event shall the Trustee, any Secured Party or any other Person pursuant to the terms of this Agreement have any interest in any of the Securitized Receivables and/or the Securitization Assets;

     (ii) Neither the Trustee nor any other Person, directly or indirectly, shall, at any time prior to the date on which all Aggregate Unpaids have been paid in full in cash in accordance with the terms of the Transaction Documents (which payment shall be confirmed in writing by the Blue Ridge Agent and the Falcon Agent), exercise any right or remedy or take any action under this Agreement or the New Trust Agreement (including, but not limited to, any rights, remedies or actions pursuant to this Section 5 and/or the appointment of the Trustee as an attorney-in-fact pursuant to Section 6.1) with respect to any Excluded Receivables or any (x) Related Security with respect to any Excluded Receivables, (y) cash collections or other cash proceeds of Excluded Receivables, including, without limitation, cash proceeds of Related Security with respect to any Excluded Receivables or (z) concentration account, depositary account, lock-box account or similar account in which any cash collections or cash proceeds described in the preceding clause (y) are collected or deposited and all balances, checks, money orders, and other instruments from time to time collected or deposited therein;

     (iii) Any payments, collections or other cash proceeds received by the Servicer (as such term is defined in the Purchase Agreement) relating to any Securitized Receivables, to the extent the Servicer cannot apply such payment to a specific invoice, shall be applied first to payment of the oldest invoices;

     (iv) In the event that the Trustee receives any payments or funds relating to the Securitized Receivables and the Securitization Assets, the Trustee shall hold such payments or funds in trust for the benefit of the Blue Ridge Agent and the Falcon Agent, and shall promptly transfer such payments or funds to the Falcon Agent;

     (v) The provisions of this Section 5.8 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Aggregate Unpaids is rescinded or must otherwise be returned by the Blue Ridge Agent, the Falcon Agent or any Purchaser (as such term is defined in the Purchase Agreement) upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made; and

     (vi) In no event shall the Trustee or any Secured Party object to or contest in any manner (1) the interests of Federal-Mogul Funding Corporation and its successors and assigns and/or (2) the interests of the Blue Ridge Agent, the Falcon Agent and/or the Purchasers, in the case of clause (1) and/or (2), in the Securitized Receivables and/or the Securitization Assets.

     (b) Each of the Blue Ridge Agent and the Falcon Agent shall be a third party beneficiary with respect to this Section 5.8.

     (c) So long as any Aggregate Unpaids have not been paid in full in cash in accordance with the terms of the Transaction Documents, (1) clause (b) of the definition of "Excluded Assets" and the defined terms "Contract", "Existing Accounts Receivable Financing Program", "Excluded Receivables", "Originator", "Related Security", "Securitization Assets" and "Securitized Receivables" and
(2) this Section 5.8, in the case of clause (1) and/or clause (2), shall not be amended, modified or supplemented without the prior written consent of the Blue Ridge Agent and the Falcon Agent, which consent shall be at the sole discretion of the Blue Ridge Agent and/or the Falcon Agent, and the defined terms specified in the preceding clause (1) and the provisions of this Section 5.8 shall be contained in any agreement that amends and restates this Agreement.

                            SECTION 6.  THE TRUSTEE

     6.1    Trustee's Appointment as Attorney-in-Fact, etc.. (a) Each Grantor
     ------------------------------------------------------
hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable ;

     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Trustee may request to evidence the Trustee's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby ;

     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

     (iv) execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and
  (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 6.1(a) to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless directed to do so in the manner specified in the New Trust Agreement while a Notice of Acceleration is in effect.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans which are US$ Revolving Credit Loans under the Credit Agreement, from the date of payment by the Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Trustee on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2   Duty of Trustee. The Trustee's sole duty with respect to the
          ---------------------
custody, safekeeping and physical preservation of the Collateral in its possession, under Article 9 of the New York UCC or otherwise, shall be as provided in the New Trust Agreement. Neither the Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Secured Parties hereunder are solely to protect the Trustee's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Trustee or any Secured Party to exercise any such powers. The Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3   Execution of Financing Statements.  Pursuant to Article 9 of the
          ---------------------------------------
New York UCC and any other applicable law, each Grantor authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Trustee determines appropriate to perfect the security interests of the Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4   Authority of Trustee.  Each Grantor acknowledges that the rights
          --------------------------
and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Secured

Parties, be governed by the New Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantors, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                           SECTION 7.  MISCELLANEOUS

     7.1  Amendments in Writing.  None of the terms or provisions of this
     --------------------------
Agreement may be waived, amended, supplemented or otherwise modified except by an instrument in writing executed by the Grantors and by the Trustee (pursuant to instructions given in accordance with the New Trust Agreement).

     7.2  Notices.  All notices, requests and demands to or upon the Trustee or
     ------------
any Grantor hereunder shall be effected in the manner provided for in Section
6.1 of the New Trust Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Grantor c/o the Company and that any such notice, request or demand to or upon the Trustee shall be addressed to the Trustee at its notice address set forth in the New Trust Agreement.

     7.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the
     --------------------------------------------------------
Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4  Enforcement Expenses; Indemnification.  (a) Each Grantor agrees to pay
     ------------------------------------------
or reimburse each Secured Party and the Trustee for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Trustee.

     (b) Each Grantor agrees to pay, and to save the Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Grantor agrees to pay, and to save the Trustee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to indemnify the Administrative Agent and the Lenders pursuant to
Section 15.5 of the Credit Agreement, and Section 4.6 of the New Trust
Agreement.

     (d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents and the New Trust Agreement.

     7.5   Successors and Assigns.  This Agreement shall be binding upon the
     ----------------------------
successors and assigns of each Grantor and shall inure to the benefit of the Trustee and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

     7.6   Counterparts.  This Agreement may be executed by one or more of the
     ------------------
parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


     7.7   Severability.  Any provision of this Agreement which is prohibited or
     ------------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.8   Section Headings.  The Section headings used in this Agreement are
     ----------------------
for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.9   Integration.  This Agreement and the other Loan Documents represent
     -----------------
the agreement of the Grantors, the Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Trustee or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     7.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     -------------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.11  Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably
     -----------------------------------------
and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents and Trust Security Documents to which it is now, or may hereafter become, a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Trustee shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     7.12    Acknowledgements.  Each Grantor hereby acknowledges that:
     ----------------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents and Trust Security Documents to which it is a party;

     (b) neither the Trustee nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Trustee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

     7.13    Additional Grantors.  Each Subsidiary of the Company that is
     ---------------------------
required to become a party to this Agreement pursuant to Section 10.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

     7.14    Releases.  (a) At such time as the Loans and the other Secured
     ----------------
Obligations shall have been paid in full, the Commitments have been terminated and no Letter of Credit or Surety Bond shall remain outstanding, and the Administrative Agent and the Surety Parties have so certified to the Trustee, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the relevant Grantors. At the request and sole expense of any Grantor following any such termination, the Trustee shall deliver to such Grantor any Collateral held by the Trustee hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. In addition, the Trustee shall release the Collateral upon directions from the Administrative Agent as provided in Section 6.10 of the New Trust Agreement.

       (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Company shall have delivered to the Trustee, at least ten
--------
Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor, together with (i) a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and (ii) a written confirmation by the Administrative Agent that such release is permitted by the Credit Agreement. At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have
                                   --------
delivered to the Trustee, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor, together with (i) a certification by the

Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and (ii) a written confirmation by the Administrative Agent that such release is permitted by the Credit Agreement.

       (c) The Trustee will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for any release contemplated above in this Section 7.13 of the Liens created hereby on the Collateral specified by the Administrative Agent in such instruction.

       (d) By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 7.14, agrees that the Trustee shall incur no liability whatsoever to any Secured Party for any release effected by the Trustee in accordance with this Section 7.14 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it in accordance with the Credit Agreement.

       7.15  WAIVER OF JURY TRIAL.  EACH OF THE GRANTORS, AND, BY ACCEPTANCE OF
             --------------------
THE BENEFITS HEREOF, EACH OF THE TRUSTEE AND THE SECURED PARTIES, HERE BY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                                                      Annex I to
                                                            Collateral Agreement
                                                            --------------------

          ASSUMPTION AGREEMENT, dated as of ________________, 200__, made by ______________________________ (the "Additional Grantor"), in favor of
                                     ------------------
[__________] (the "Trustee"), not individually but solely as Trustee under the
                   -------
Trust Agreement, dated as of December 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "New Trust Agreement"), among Federal-
                                           -------------------
Mogul Corporation, a Michigan corporation (the "Company"), the Subsidiaries of
                                                -------
the Company parties thereto and the Trustee.

                             W I T N E S  E T H :
                             - - - - - - - - - -

          WHEREAS, the Company, certain Subsidiaries of the Company, the banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, have entered into a Fourth Amended and Restated Credit Agreement, dated as of December 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");
                                                           ----------------

          WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Security Agreement, dated as of December 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement")
                                                           -------- ---------
in favor of the Trustee for the benefit of the Secured Parties;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1.  Security Agreement.  By executing and delivering this Assumption
              ------------------
Agreement, the Additional Grantor, as provided in Section 7.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2.  Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                       [ADDITIONAL GRANTOR]

                                       By: ___________________________
                                           Name:
                                           Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement
                                                            --------------------

                           Supplement to Schedule 1
                           ------------------------

                           Supplement to Schedule 2
                           ------------------------

                           Supplement to Schedule 3
                           ------------------------

                           Supplement to Schedule 4
                           ------------------------

                           Supplement to Schedule 5
                           ------------------------

                           Supplement to Schedule 6
                           ------------------------

          IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                              Federal-Mogul Corporation
                              Carter Automotive Company, Inc.
                              Federal-Mogul Aviation, Inc.
                              Federal-Mogul Dutch Holdings Inc.
                              Federal-Mogul Global Inc.
                              Federal-Mogul Ignition Company
                              Federal-Mogul Products, Inc.
                              Federal-Mogul U.K. Holdings Inc.
                              Federal-Mogul Venture Corporation
                              Federal-Mogul World Wide, Inc.
                              Federal-Mogul Global Properties, Inc.
                              Felt Products Mfg. Co.
                              AE Goetze FB Inc.
                              Brake Acquisition Inc.
                              Federal-Mogul Aftermarket of Canada Inc.
                              Federal-Mogul Camshafts, Inc.
                              Federal-Mogul Carolina, Inc.
                              Federal-Mogul Engineered Bearings, Inc.
                              Federal-Mogul Flowery Branch, L.L.C.
                              Federal-Mogul LaGrange, Inc.
                              Federal-Mogul Piston Rings, Inc.
                              Federal-Mogul PowerTrain, Inc.
                              Federal-Mogul RPB, Inc.
                              Federal-Mogul Sealing Systems, Inc.
                              Federal-Mogul Sintered Products-Waupun, Inc.
                              Federal-Mogul Sintered Products, Inc.
                              Federal-Mogul South Bend, Inc.
                              Federal-Mogul Systems Protection Group, Inc.
                              Federal-Mogul Technology, Inc.
                              Ferodo America, Inc.
                              Ferodo Technical Center Inc.
                              McCord Sealing, Inc.
                              T&N Industries Inc.
                              Weyburn Aquisition Corporation

                              By: /s/ Scott Argersinger
                                 --------------------------------------
                              Name: Scott Argersinger
                              Title: Authorized Representative